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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2000, relating to the financial statements and financial statement schedule, which appears in Eclipse Surgical Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
San Jose, California
July 5, 2000